Exhibit 32.1

Certifications Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Principal Executive and Financial Officer (President) of Sword Comp-Soft Corp. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge on the date hereof:

(a)

The Quarterly Report on Form 10-Q SB of the Company for the period ended August 31, 2004, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(b)	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date :March 10, 2006

/s/ Louis Greco ______________________________________ Louis Greco President (Principal Executive and Financial Officer)